FIRST AMENDMENT
TO THE JANUARY 1, 2022
AMENDED AND RESTATED
MARSH & MCLENNAN COMPANIES SUPPLEMENTAL SAVINGS
& INVESTMENT PLAN

WHEREAS, Marsh & McLennan Companies, Inc. (the "Company") amended and restated the Marsh & McLennan Companies Supplemental Savings & Investment Plan (the "Plan") effective January 1, 2022;
WHEREAS, pursuant to the Employee Benefit Plan Guidelines adopted by the
Board of Directors on September 18, 2003 (the "Guidelines") and Section 8.1 of the Plan, the
Company acting through its Chief Executive Officer ("CEO") or any officer appointed directly or indirectly by the CEO, has the authority to adopt or amend the Plan if the amendment (a) is required pursuant to law or other requirement having the effect of law or (b) would reasonably be expected to have no more than a de minimis effect on the Company;
WHEREAS, the Company desires to amend the Plan to clarify that Participants will not be permitted to make separate investment elections for notional investment amounts under the Plan attributable to contributions by the Participant and contributions by the Company or a Participating Company;
WHEREAS, it has been determined that the proposed change to the Plan would be reasonably expected to have no more than a de minimis effect on the Company; and
WHEREAS, effective as of August 1, 2024, the Company, acting through Carmen Fernandez, Chief People Officer, Marsh & McLennan Companies, Inc. who, in turn, is acting pursuant to authority granted by the CEO (consistent with the Guidelines), hereby amends the Plan, as follows:
1.Section 1.20 of the Plan is hereby amended to read as follows:
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"1.20 Investment Direction means the instructions a Participant provides to the Plan Administrator, on a form and in a manner specified by the Plan Administrator (which may include electronic means) from time to time, with respect to the notional investment of existing and future amounts credited to his or her Account. Effective August 1, 2024, a Participant shall not be permitted to make separate notional investment elections for his or her Account with respect to any future Compensation reduction credits to be credited to his or her Account on or after such date pursuant to Section 4.2 and any future Company or Participating Company credits to be credited to his or her Account on or after such date pursuant to Section 4.3 or 4.3A. In the absence of affirmative instructions provided by a Participant, the Plan's default investment direction provided under Section 4.10 shall be deemed the Participant's Investment Direction for existing and future amounts credited to his or her Account."

2.Section 4.9(b) of the Plan is hereby amended to read as follows:

"(b) Compensation Reduction. A Participant may change the notional allocation of future reductions in his or her Compensation to be credited to his or her Account pursuant to Section 4.2 among the Funds and Notional Shares in accordance with procedures established by the Plan Administrator from time to time; provided, however, that, effective August 1, 2024, a Participant shall not be permitted to make a separate notional investment election for Compensation to be credited to his or her Account pursuant to Section 4.2 and any Company or Participating Company credits to be credited to his or her Account pursuant to Section 4.3 or 4.3A."

3.Section 4.9(c) of the Plan is hereby amended to read as follows:

"(c) Matching Credits and MMC Fixed Company Credits. A Participant may change the notional allocation of Matching Credits made pursuant to Section 4.3(a) and MMC Fixed Company Credits made pursuant to Section 4.3A among the Funds and Notional Shares in accordance with procedures established by the Plan Administrator from time to time; provided, however, that the notional investment election in effect at any given time with respect to a Participant's Matching Credits (if any) shall also apply to such Participant's MMC Fixed Company Credits; provided, further, that, effective August 1, 2024, a Participant shall not be permitted to make a separate notional investment election for any Company or Participating Company credits to be credited to his or her Account pursuant to Section 4.3 or 4.3A and any Compensation to be credited to his or her Account pursuant to Section 4.2."

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    IN WITNESS WHEREOF, MARSH & McLENNAN COMPANIES, INC. has caused this First Amendment to the Plan to be executed by its duly authorized officer on this 26th day of December, 2024.
MARSH & MCLENNAN COMPANIES, INC.

By: /s/ Carmen Fernandez
Carmen Fernandez
Chief People Officer
Marsh & McLennan Companies, Inc.

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